UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 2, 2014 (May 29, 2014)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2014, AmSurg Corp., a Tennessee corporation (the “Company”), Arizona Merger Corporation, a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub”), and Arizona II Merger Corporation, a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub II”), entered into a Purchase Agreement and Agreement and Plan Of Merger (the “Merger Agreement”) with Sunbeam GP Holdings, LLC, a Delaware limited liability company, solely for purposes of Article V and Section 2.8 and solely in its capacity as the sole holder of membership interests in the General Partner (“Seller”), Sunbeam GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Sunbeam Holdings, L.P., a Delaware limited partnership (the “Partnership”), Sunbeam Primary Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Partnership (“Sunbeam Primary”), and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company, solely in its capacity as agent and attorney-in-fact for Seller and the unitholders of the Partnership (the “Unitholders”). The Partnership is an indirect parent company of Sheridan Healthcare, Inc.

Under the terms of the Merger Agreement, (i) the Company will purchase 100% of the issued and outstanding membership interests of the General Partner (the “Equity Purchase”) and (ii) the Partnership will merge with and into Sunbeam Primary, with Sunbeam Primary surviving such merger (“Merger 1”), and immediately following Merger 1, Merger Sub will merge with and into Sunbeam Primary, with Sunbeam Primary surviving such merger as a wholly-owned subsidiary of the Company (“Merger 2”). If, based upon the relative proportion of cash and Company stock included in the Merger Consideration, the transactions contemplated by the Merger Agreement are intended to qualify as a plan of reorganization within the meaning of Section 1.368-2(g) of the Treasury Regulations, then following Merger 2, Sunbeam Primary will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of the Company (“Merger 3” and collectively with Merger 1 and Merger 2, the “Mergers”).

The aggregate merger consideration payable as a result of the transaction will be $2,350,000,000, subject to certain adjustments, and will be composed of cash and either shares of the Company’s common stock or shares of the Company’s preferred stock (the “Merger Consideration”). The cash component of the Merger Consideration will be $1,736,800,000, subject to certain adjustments, including an increase based upon the Partnership’s cash on hand as of the closing of the Equity Purchase and the Mergers (the “Closing”), and subject to reduction based upon the indebtedness of the Partnership to be repaid as of the Closing and expenses incurred by the Partnership in connection with the transaction. The remaining portion of the Merger Consideration will be composed of either shares of the Company’s common stock or shares of the Company’s preferred stock. Prior to the Closing, the Company may elect to replace all or any portion of the Merger Consideration to be paid in Company capital stock with cash.

Pursuant to the terms of the Merger Agreement, the Company will issue shares of its common stock as a portion of the Merger Consideration, unless the stock portion of the Merger Consideration would result in the Company issuing shares of its common stock representing more than 19.99% of its issued and outstanding shares of common stock as of Closing, in which case the Company would instead issue (i) shares of its Series D Mandatorily Convertible Preferred Stock (“Series D Preferred Stock”), which shares would be designated by the Board of Directors of the Company pursuant to an amendment to the Company’s charter (the “Series D Charter Amendment”), and would be convertible, subject to certain restrictions, at the option of the Company or the holders of Series D Preferred Stock, into shares of common stock representing up to 19.99% of the Company’s issued and outstanding shares of Company common stock as of Closing, and (ii) shares of the Company’s Series E Contingent Convertible Preferred Stock (“Series E Preferred Stock”), which would be designated by the Board of Directors of the Company pursuant to an amendment to the Company’s charter (the “Series E Charter Amendment”) and would be convertible, subject to shareholder approval as described below, into shares of Company common stock. If the Company issues shares of Series D Preferred Stock and Series E Preferred Stock pursuant to the Merger Agreement, the Company will call a meeting of its shareholders promptly following the Closing to seek shareholder approval of the conversion of the Series D Preferred Stock and Series E Preferred Stock into common stock. The Series D Preferred Stock would be convertible into Company common stock after the shareholder meeting regardless of the outcome of the vote, subject to certain limitations described in the Series D Charter Amendment, and the Series E Preferred Stock would be convertible into common stock only upon approval by the Company’s shareholders.

Dividends on outstanding shares of Series D Preferred Stock and Series E Preferred Stock would begin to accrue upon the earliest of (i) the conversion of shares of Series D Preferred Stock following a negative vote at a meeting of the Company’s shareholders called to approve the conversion of the Series D Preferred Stock and Series E Preferred Stock into common stock, (ii) 120 days following the Closing if the Company has not held a shareholder meeting to consider the conversion of the Series D Preferred Stock and Series E Preferred Stock into common stock, and (iii) 180 days following the Closing. Dividends on the Series D Preferred Stock and Series E Preferred Stock will accrue at an initial dividend rate of 10% per annum, increasing each quarter by 0.25% per annum, up to a maximum dividend rate of 16% per annum. In addition, the shares of Series D Preferred Stock and Series E Preferred Stock are permitted to participate, on an as converted basis, in any cash dividends declared by the Company on the Company common stock.

The holders of Series D Preferred Stock and Series E Preferred Stock would have certain approval rights, including, but not limited to, approval of (i) certain amendments to the Company’s charter or bylaws that would adversely impact the rights of the Series E Preferred Stock, (ii) issuance of additional shares of Series E Preferred Stock, (iii) amendments to the Company’s charter to authorize or create securities that rank on parity with or prior to the Series E Preferred Stock and (iv) the consummation of certain share exchange, merger or consolidation transactions. In addition, the holders of Series E Preferred Stock also would have certain other approval rights, including, but not limited to, approval of (x) certain transactions between the Company and its affiliates, (y) the incurrence by the Company of indebtedness above certain limits, and (z) material changes to the business conducted by the Company.

The holders of the Series D Preferred Stock and Series E Preferred Stock may require the Company to repurchase their shares of Series D Preferred Stock and Series E Preferred Stock upon the occurrence of certain fundamental changes of the Company on the terms set forth in the Series D Charter Amendment and Series E Charter Amendment, respectively. Beginning a specified period of time after the maturity date for the Company’s indebtedness that is expected to be outstanding at the Closing, the holders of the Series E Preferred Stock may require the Company to redeem any or all of their shares of Series E Preferred Stock on the terms set forth in the Series E Charter Amendment. In addition, the Company may redeem any or all of the shares of Series D Preferred Stock and Series E Preferred Stock from time to time on the terms set forth in the Series D Charter Amendment and Series E Charter Amendment, respectively.

The Merger Agreement contains customary representations, warranties and covenants by the parties. The completion of the Equity Purchase and the Merger is subject to certain conditions, including, among others, (i) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired or been terminated, (ii) the parties receipt of written confirmation from the Cayman Islands Monetary Authority that is has no objection to the change in control of Partnership’s insurance company subsidiary, (iii) if required as a result of the transaction, the parties receipt of written approval of the State of New Jersey Department of Health to the transfer of ownership in a surgery center owned by a subsidiary of the Partnership, (iv) subject to materiality exceptions, the representations and warranties made by the Company and the Partnership, respectively, are true and correct, and (v) the Company and Partnership, respectively, have complied in all material respects with their respective obligations under the Merger Agreement.

At the Closing, the Company will enter into a Shareholders’ Agreement (the “Shareholders’ Agreement”) with Hellman & Friedman Capital Partners VI, L.P., Hellman & Friedman Capital Partners VI (Parallel), L.P., Hellman & Friedman Capital Executives VI, L.P. and Hellman & Friedman Capital Associates VI, L.P. (collectively, “H&F”). The Shareholders’ Agreement grants H&F the right to nominate two persons to serve as directors of the Company for so long as H&F owns shares of the Company’s common stock (including shares of preferred stock convertible into common stock) issued or issuable pursuant to the Merger Agreement representing at least 20% of the outstanding shares of the Company’s common stock and one person to serve as a director for so long as H&F owns shares of the Company’s common stock (including shares of preferred stock convertible into common stock) issued or issuable pursuant to the Merger Agreement representing at least 10% but less than 20% of the outstanding shares of the Company’s common stock. Pursuant to the Shareholders’ Agreement, H&F will be subject to certain restrictive covenants so long as it beneficially owns more than 10% of the outstanding shares of the Company’s common stock. The Shareholders’ Agreement also provides that if the stock issued as part of the Merger Consideration is shares of Series D Preferred Stock and Series E Preferred Stock and the Company conducts a post-Closing equity offering during the period of 180 days following the Closing, the Company will use a portion of the net proceeds from such offering to redeem the Series E Preferred Stock and, following redemption of all of the Series E Preferred Stock, to redeem the Series D Preferred Stock, if any.

Additionally, at the Closing, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Unitholders, which will provide the Unitholders with certain demand and piggy-back registration rights. The Registration Rights Agreement contains customary termination and lock-up provisions in connection with registered offerings by the Company.

The foregoing summary of the proposed transaction and the terms and conditions of the Merger Agreement, the Series D Charter Amendment, the Series E Charter Amendment, the Shareholders’ Agreement and the Registration Rights Agreement are subject to, and qualified in their entirety by, the full text of the Merger Agreement, the Series D Charter Amendment, the Series E Charter Amendment, the Shareholders’ Agreement and the Registration Rights Agreement, respectively, which are attached hereto as Exhibit 2.1, Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 and incorporated herein by reference.

The Merger Agreement has been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Partnership. The representations, warranties, and covenants contained in the Merger Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to shareholders. Shareholders should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Partnership. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Pursuant to a commitment letter (the “Commitment Letter”), dated as of May 29, 2014, issued to the Company by Citigroup Global Markets Inc. (together with Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of its or their affiliates, collectively, “Citi”), and subject to and upon the terms and conditions set forth therein, Citi has committed, among other things, to provide to the Company senior secured credit facilities in an aggregate principal amount of up to $1,375,000,000, consisting of a $1,125,000,000 term loan facility and a $250,000,000 revolving credit facility, and a senior bridge facility of up to $1,021,000,000.

The commitments extend until November 29, 2014, subject to earlier termination in connection with developments in the transaction. The availability of the credit facilities is subject to usual and customary conditions. The documentation governing the credit facilities has not been finalized and, accordingly, the actual terms of such credit facilities may differ from those described or incorporated by reference in this filing. The foregoing summary of the Commitment Letter is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is attached as Exhibit 99.5 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Purchase Agreement and Agreement and Plan of Merger, dated as of May 29, 2014, by and among AmSurg Corp., Arizona Merger Corporation, Arizona II Merger Corporation, Sunbeam GP Holdings, LLC, Sunbeam GP LLC, Sunbeam Holdings, L.P., Sunbeam Primary Holdings, Inc., and HFCP VI Securityholders’ Rep LLC.*

99.1	Form of Articles of Amendment to the Second Amended and Restated Charter of AmSurg Corp. (Series D Mandatorily Convertible Preferred Stock)

99.2	Form of Articles of Amendment to the Second Amended and Restated Charter of AmSurg Corp. (Series E Contingent Convertible Preferred Stock)

99.3	Form of Shareholders Agreement

99.4	Form of Registration Rights Agreement

99.5	Commitment Letter, dated as of May 29, 2014, by and among AmSurg Corp. and Citigroup Global Markets Inc.

*            Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Claire M. Gulmi
Executive Vice President, Chief Financial Officer, and Secretary
(Principal Financial and Duly Authorized Officer)

Date: June 2, 2014

EXHIBIT INDEX

No.	Exhibit

2.1	Purchase Agreement and Agreement and Plan of Merger, dated as of May 29, 2014, by and among AmSurg Corp., Arizona Merger Corporation, Arizona II Merger Corporation, Sunbeam GP Holdings, LLC, Sunbeam GP LLC, Sunbeam Holdings, L.P., Sunbeam Primary Holdings, Inc., and HFCP VI Securityholders’ Rep LLC.*

99.1	Form of Articles of Amendment to the Second Amended and Restated Charter of AmSurg Corp. (Series D Mandatorily Convertible Preferred Stock)

99.2	Form of Articles of Amendment to the Second Amended and Restated Charter of AmSurg Corp. (Series E Contingent Convertible Preferred Stock)

99.3	Form of Shareholders Agreement

99.4	Form of Registration Rights Agreement

99.5	Commitment Letter, dated as of May 29, 2014, by and among AmSurg Corp. and Citigroup Global Markets Inc.

*            Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.